Exhibit 99.2

UNITED RENTALS (NORTH AMERICA), INC.

CONSENT SOLICITATION STATEMENT

Solicitation of Consents to Amendments to Indentures and Waiver of Defaults in Respect of All:

$1,000,000,000 Aggregate Principal Amount Outstanding of 6½% Senior Notes due 2012

(the “2012 Notes”) (CUSIP No. 911365AN4) (ISIN No. US911365AN42)

$525,000,000 Aggregate Principal Amount Outstanding of 7¾% Senior Subordinated Notes

due 2013 (the “2013 Notes”) (CUSIP Nos. 911365AL8 and 911365AJ3)

(ISIN Nos. US911365AL85 and US911365AJ30)

$375,000,000 Aggregate Principal Amount Outstanding of 7% Senior Subordinated Notes due 2014

(the “2014 Notes”) (CUSIP No. 911365AQ7) (ISIN No. US911365AQ72)

$143,750,000 Aggregate Principal Amount Outstanding of 1 7/8% Convertible Senior Subordinated Notes due October 15, 2023 (the “Convertible Notes”) (CUSIP Nos. 911365AH7 and 911365AG9)

(ISIN Nos. US911365AH73 and US911365AG90)

(the 2012 Notes, 2013 Notes and 2014 Notes are sometimes referred to herein collectively as the “Nonconvertible Notes”, and the Nonconvertible Notes and the Convertible Notes

are sometimes referred to herein collectively as the “Notes”)

In consideration of a Consent Fee of $16.25 per $1,000 principal amount of the Nonconvertible Notes in respect of which Consents are accepted, and an increase in the Conversion Rate of the Convertible Notes to 44.9438 shares of United Rentals, Inc. common stock per $1,000 principal amount of Convertible Notes

The Solicitation (as defined below) will expire at 5:00 p.m., New York City time, on September 19, 2005 (such date and time, as we may extend it from time to time, the “Expiration Date”). We may extend the Expiration Date with respect to any one or more issues of Notes without extending the right of Holders (as defined below) to revoke Consents delivered (and not validly revoked) prior to the then-effective Effective Time (as defined below) with respect to such issue or issues of Notes. We may, in our sole discretion, terminate or amend the Solicitation with respect to any one or more issues of Notes at any time.

Subject to the terms and conditions set forth in this Consent Solicitation Statement (as may be amended or supplemented from time to time, the “Statement”), United Rentals (North America), Inc. (“United Rentals” or the “Company”) hereby solicits (the “Solicitation”) the consents (the “Consents”) of Holders of the Notes to certain amendments (the “Proposed Amendments”) to the Indentures (as defined below) governing the Notes, as further described herein. Each Holder that delivers a Consent will also be waiving certain Defaults that shall have occurred before the Proposed Amendments become effective (the “Proposed Waiver,” and together with the Proposed Amendments, the “Proposed Amendments and Waiver”).

The Solicitation Agent is:

CREDIT SUISSE FIRST BOSTON

August 22, 2005, as amended on

September 12, 2005

As used herein, the term “Holders” with respect to an issue of Notes means those holders of record of such issue of Notes on August 19, 2005 (the “Record Date”) as reflected in the records of the trustees under the Indentures (the “Trustees”). Unless otherwise stated, the terms “we,” “us” and “our” refer to United Rentals, or United Rentals taken together with its subsidiaries and United Rentals, Inc. (“Holdings”), as the context may require. Capitalized terms used in this Statement that are not otherwise defined herein have the meanings set forth in the relevant Indenture.

BACKGROUND

The 2012 Notes were issued under an indenture, dated as of February 17, 2004 (the “2012 Notes Indenture”), among United Rentals, as issuer, Holdings and certain subsidiaries of United Rentals, as guarantors, and The Bank of New York, as trustee. The 2013 Notes were issued under an indenture, dated as of November 12, 2003 (the “2013 Notes Indenture”), among United Rentals, as issuer, Holdings and certain subsidiaries of United Rentals, as guarantors, and The Bank of New York, as trustee. The 2014 Notes were issued under an indenture, dated as of January 28, 2004 (the “2014 Notes Indenture”), among United Rentals, as issuer, Holdings and certain subsidiaries of United Rentals, as guarantors, and The Bank of New York, as trustee. The Convertible Notes were issued under an indenture, dated as of October 31, 2003 (the “Convertible Notes Indenture”), among United Rentals, as issuer, Holdings, as guarantor, and The Bank of New York, as trustee. We refer to the 2012 Notes Indenture, the 2013 Notes Indenture, the 2014 Notes Indenture and the Convertible Notes Indenture collectively as the “Indentures.”

Each Indenture requires United Rentals to file with the Securities and Exchange Commission (the “SEC”) information and reports required by the Trust Indenture Act of 1939 and the annual reports, quarterly reports and other documents required pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) (collectively, the “SEC Reports”). Each Indenture also requires United Rentals to file with the applicable Trustee, prior to March 31 of each year, an Officer’s Certificate, stating whether or not, to the best knowledge of the signers thereof, we are in default in the performance of the terms of that Indenture, and if we are in default, specifying all such defaults and the nature and status thereof of which the signer may have knowledge (a “Compliance Certificate”), and to deliver to the applicable Trustee notice setting forth the details of any Default or any Event of Default under that Indenture no later than five days after we become aware of such occurrence, and specifying the action we propose to take with respect thereto (“Default Notices”).

We previously announced that we would delay filing our Annual Report on Form 10-K for the fiscal year ended December 31, 2004 (the “2004 Annual Report”) and our Quarterly Reports on Form 10-Q for the first two quarters of 2005. We have not filed them to date. We also did not deliver to the Trustees, by the dates required by the Indentures, the most recently required Compliance Certificates, or Default Notices related to our not having timely filed the required SEC Reports and Compliance Certificates. The requirements to file SEC Reports with the SEC (or otherwise furnish them to the Trustee or Holders) and to deliver Compliance Certificates (and Default Notices related to our failure to timely file or deliver SEC Reports and deliver Compliance Certificates) to the Trustees, as required by the Indentures, are hereafter referred to as the “Reporting and Certificate Delivery Covenants.” Our failure to take these actions, while constituting Defaults under the Indentures, has not resulted in an Event of Default under the Indentures.

However, under each Indenture, either the Trustee or the Holders of at least 25% of the aggregate principal amount of the Notes then Outstanding under such Indenture have the right to notify us in writing of our nonperformance and declare an Event of Default. If a Notice of Default satisfying the requirements of the applicable Indenture were to be duly delivered, we would have 30 days to cure the Default. If we do not cure the Default within the applicable period, then either the Trustee or the Holders of at least 25% of the aggregate principal amount of the Notes then Outstanding under such Indenture would have the right to declare the principal amount and all accrued interest under such issue of Notes due and payable, unless a waiver is obtained from Holders of not less than a majority of the principal

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amount Outstanding of such issue of Notes. To date, we have not received any written notice declaring an Event of Default under any of the Indentures. This Solicitation reflects an agreement in principle we reached with the steering committee of an ad hoc committee representing holders of the Nonconvertible Notes and with representatives of an ad hoc group representing holders of the Convertible Notes. We have been advised that the ad hoc committee consists of approximately 60 financial institutions that collectively hold an aggregate of more than $1.4 billion of the three issues of the Nonconvertible Notes and more than 50% of the principal amount of each issue of the Nonconvertible Notes. In addition, the representatives of the ad hoc group of Convertible Noteholders have advised us that the members of their group collectively own more than 50% of the outstanding principal amount of the Convertible Notes.

SUMMARY DESCRIPTION OF THIS SOLICITATION

The Proposed Amendments will effectively provide that, until 11:59 p.m., New York City time, on March 31, 2006, a failure to comply with the provisions of the Indentures relating to the Reporting and Certificate Delivery Covenants, and our obligation to deliver to the Trustees any Default Notice with respect to our failure to comply with the Reporting and Certificate Delivery Covenants, will not constitute Defaults with respect to the applicable issue of Notes. The Proposed Waiver will provide that all Defaults under the applicable Indenture that shall have occurred prior to the effectiveness of the Proposed Amendments relating to our failure to file SEC Reports and deliver Compliance Certificates and Default Notices to the Trustees with respect to our failure to comply with the Reporting and Certificate Delivery Covenants are waived. For a more detailed description of the Proposed Amendments and Waiver, see “The Proposed Amendments and Waiver.” Concurrently with this Solicitation, we are also soliciting the consents of holders of the 6½% Convertible Quarterly Income Preferred Securities (the “QUIPs”) issued by United Rentals Trust I to comparable amendments and waivers to the governing agreements relating to the QUIPs.

The Solicitation is being made upon the terms and is subject to the conditions set forth in this Statement and the accompanying consent form (the “Consent Form”). Approval of the Proposed Amendments and Waiver with respect to each Indenture requires the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes issued pursuant to such Indenture (such Consents, the “Requisite Consents”).

Each Indenture provides that we and the relevant Trustee may enter into a supplemental indenture amending provisions of the Indenture with the written consent of holders of a majority in principal amount of the Outstanding Notes issued under that Indenture. At any time following the receipt of the Requisite Consents with respect to an issue of Notes, and in compliance with the conditions contained in the relevant Indenture, the Proposed Waiver will become effective and we and the relevant Trustee may execute a supplemental indenture with respect to such Indenture (a “Supplemental Indenture”) and upon execution of such Supplemental Indenture the Proposed Amendments will become effective with respect to such issue of Notes (each such time, the “Effective Time”). We will make a public announcement of the Effective Time with respect to each issue of Notes on the next business day after such Effective Time. Neither the effectiveness of the Proposed Waiver nor our execution of a Supplemental Indenture with respect to any issue of Notes shall require us to pay for any Consents prior to the relevant Expiration Date. We will not extend the Expiration Date for any issue of Notes to a date later than 30 days following the Effective Time for that issue of Notes.

Until the relevant Effective Time, Holders may revoke Consents. Any notice of revocation received after the relevant Effective Time will not be effective. See “The Solicitation--Revocation of Consent.” From and after the relevant Effective Time with respect to any issue of Notes, each present and future holder of such Notes will be bound by the Proposed Amendments and Waiver, whether or not such holder delivered a Consent.

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Notwithstanding anything to the contrary set forth in this Statement, we reserve the right at any time on or prior to the business day following the relevant Expiration Date, with respect to any one or more issues of Notes, to (i) terminate the Solicitation for any reason, (ii) extend the Solicitation from time to time if any condition to this Solicitation has not been met or waived, (iii) amend the terms of the Solicitation, (iv) modify the form or amount of the consideration to be paid pursuant to the Solicitation or (v) waive any of the conditions to the Solicitation, subject to applicable law. See “The Solicitation—Expiration Date; Extensions; Amendment.”

Consent Fee For Nonconvertible Notes. Promptly following the relevant Expiration Date, we will pay to each Holder of the applicable issue of Nonconvertible Notes for which the Requisite Consents have been obtained that validly delivered a properly completed and executed Consent Form prior to the Expiration Date $16.25 for each $1,000 in principal amount of such Holder’s Nonconvertible Notes as to which we have received and accepted Consents (the “Consent Fee”). If we fail to pay, within three business days following the relevant Expiration Date, the Consent Fee for an issue of Nonconvertible Notes for which an Effective Time has occurred pursuant to this Solicitation, the Proposed Amendments and Waiver with respect to that issue of Notes will cease to have any effect beginning at 5:30 p.m., New York City time, on such third business day. Payment will be made to each direct participant (“DTC Participant”) in The Depository Trust Company (“DTC”) who has delivered a Consent Form on or prior to the Expiration Date and such DTC Participant should distribute the Consent Fees to the beneficial owners of the Notes on whose behalf such DTC Participant delivered a Consent in accordance with this Solicitation in accordance with its procedures.

Amendments of Conversion Rate of Convertible Notes. The Conversion Rate of the Convertible Notes is currently 38.9520 shares of Holdings’ common stock for each $1,000 principal amount of Convertible Notes. If the Requisite Consents for the Proposed Amendments and Waiver with respect to the Convertible Notes are obtained, then commencing upon the Business Day following the execution and delivery by us and the Trustee of a Supplemental Indenture to the Convertible Notes Indenture, the Conversion Rate per $1,000 principal amount of Convertible Notes will be increased to 44.9438 shares of Holdings’ common stock.

IMPORTANT

Holders should read and carefully consider the information contained herein before deciding whether to give their Consent to the Proposed Amendments and Waiver.

Holders who wish to consent must deliver their properly completed and executed Consent Form to the Information Agent (as defined below) at the address, facsimile number or email address set forth on the back cover of this Statement in accordance with the instructions set forth herein and in the Consent Form. Consents should not be delivered to us, the Trustees or the Solicitation Agent. However, we reserve the right to accept any Consent received by us, the Trustees or the Solicitation Agent. Holders may deliver Consents only to the Proposed Amendments and Waiver relating to the Indenture pursuant to which their Notes were issued. Any beneficial owner of Notes who is not a registered Holder of such Notes must arrange with the person who is the registered Holder or such registered Holder’s assignee or nominee to execute and deliver a Consent Form on behalf of such beneficial owner.

Recipients of this Statement and the accompanying materials should not construe the contents hereof or thereof as legal, business or tax advice. Each recipient should consult its own attorney, business advisor and tax advisor as to legal, business, tax and related matters concerning the Solicitation.

Please handle this matter through your bank or broker. Questions concerning the terms of the Solicitation should be directed to the Solicitation Agent at the address or telephone numbers set forth on the back cover of this Statement. Requests for assistance in completing and delivering a Consent Form or

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requests for additional copies of this Statement, the Consent Form or other related documents should be directed to the Solicitation Agent or the Information Agent at the addresses or telephone numbers set forth on the back cover of this Statement.

No person has been authorized to give any information or make any representations other than those contained or incorporated by reference in this Statement and, if given or made, such information or representations must not be relied upon as having been authorized by us, the Trustees, the Solicitation Agent, the Information Agent or any other person.

The statements made in this Statement are made as of the date of this Statement and delivery of this Statement or the accompanying materials at any time does not imply that the information herein or therein is correct as of any subsequent date. The information provided in this Statement is based upon information provided solely by us. The Solicitation Agent has not independently verified and does not make any representation or warranty, express or implied, or assume any responsibility, as to the accuracy or adequacy of the information contained herein.

The Solicitation is not being made to, and a Consent Form will not be accepted from or on behalf of, a Holder in any jurisdiction in which the making of the Solicitation or the acceptance thereof would not be in compliance with the laws of such jurisdiction. However, we may in our discretion take such action as we may deem necessary to lawfully make the Solicitation in any such jurisdiction and to extend the Solicitation to any Holder in such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Solicitation to be made by a licensed broker or dealer, the Solicitation will be deemed to be made on our behalf by the Solicitation Agent or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

UNITED RENTALS

United Rentals is the largest equipment rental company in North America. We offer for rent over 600 types of equipment—from heavy machines to hand tools—through our network of rental locations in the United States, Canada and Mexico. Our customers include construction and industrial companies, manufacturers, utilities, municipalities, homeowners and others. In addition to renting equipment, we sell used rental equipment, act as a dealer for new equipment and sell related merchandise and contractor supplies, parts and service.

Our principal offices are located at Five Greenwich Office Park, Greenwich, Connecticut 06830. Our main telephone number at that address is (203) 622-3131.

RECENT DEVELOPMENTS

SEC Non-Public Fact-Finding Inquiry

As previously announced, the SEC is conducting a non-public fact-finding inquiry of our company. We are cooperating with the SEC, continue to provide information to the SEC and have formed a special committee of independent directors with separate counsel to review matters relating to the SEC inquiry. As previously announced, the inquiry appears to relate to a broad range of our accounting practices and is not confined to a specific period or the matters discussed in this Statement.

Update on Special Committee Review Relating to SEC Inquiry

In the years 2000, 2001 and 2002, we were party to several short-term, equipment sale-leaseback transactions that resulted in us reporting aggregate gross profit from these transactions of $12.5 million, $20.2 million and $1.5 million in those respective years. Although no final conclusion has been reached, the special committee has, as previously disclosed, developed information that suggests the accounting

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for at least some of these transactions was incorrect. The special committee is continuing to review these transactions as part of its broader review relating to the SEC inquiry.

As previously disclosed, in August 2005 our board of directors terminated the employment of John Milne, our former president and Chief Financial Officer, for cause. The board took this action because, as previously announced, Mr. Milne has been unwilling to respond to questions of the special committee of the board reviewing matters relating to the SEC inquiry of us.

Restatements of Financial Statements

Self-Insurance Reserve Restatement Expected

We have announced that we expect to restate our financial statements for 2000 through 2003 and the first nine months of 2004 to correct the expense associated with the self-insurance reserve. This expense was too high in 2004 and 2003 and too low in prior years. We are presently quantifying by reporting period the financial restatement necessary.

Income Tax Restatement Expected

We have announced that that we expect to restate our financial statements for years prior to 2004 to correct the provision for income taxes. Our analysis of the impact of the restatement on aggregate income tax expense for the periods prior to 2004 and for particular periods is not complete. We believe that this restatement will not impact 2004.

Delay in Issuing Results for 2004 and the First Two Quarters of 2005 and in Filing SEC Reports

As previously announced, we have delayed finalizing our 2004 results and results for the first two fiscal quarters of 2005 to allow time to review matters relating to the SEC fact-finding inquiry and complete work relating to the self-insurance reserve and income tax restatements.

Certain Litigation

As previously announced, following our public announcement of the SEC inquiry referred to above, three purported class action lawsuits were filed against us in the United States District Court for the District of Connecticut. The plaintiff in each of the lawsuits seeks to sue on behalf of a purported class comprised of purchasers of our securities from October 23, 2003 to August 30, 2004. The lawsuits name as the defendants our company and the following officers and/or directors of our company: Wayland Hicks (vice chairman and chief executive officer), Bradley Jacobs (chairman), John Milne (former president, chief financial officer and director) and Joseph Sherk (vice president and corporate controller). The complaints allege, among other things, that (i) certain of our SEC filings and other public statements contained false and misleading statements which resulted in damages to the plaintiff and the members of the purported class when they purchased our securities and (ii) the defendants’ conduct in connection therewith violated Section 10(b) of the Exchange Act and Rule 10b-5 promulgated thereunder and, in the case of the individual defendants, Section 20(a) of such Act. The complaints seek unspecified compensatory damages, costs and expenses. On February 1, 2005, the Court entered an order consolidating the three actions. We intend to defend against these actions vigorously.

In January 2005, an alleged shareholder of Holdings filed an action in Connecticut State Superior Court, Judicial District of Norwalk/Stamford at Stamford, purportedly suing derivatively on our behalf. The action names as defendants each of our directors and our vice president and corporate controller. In addition, the action names us as a nominal defendant. The complaint alleges, among other things, that the individual defendants breached their fiduciary duties to us by causing or allowing us to disseminate misleading and inaccurate information to shareholders and the market and by failing to establish and

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maintain adequate accounting controls, thus exposing us to damages. The complaint seeks unspecified compensatory damages, costs and expenses against the individual defendants.

In November 2004, we received a letter from counsel for an alleged shareholder, raising allegations similar to the ones set forth in the derivative complaint described above and demanding that we take action in response to those allegations against certain of our current and/or former directors and officers. Following receipt of the letter, the board of directors formed a special committee of the board to consider the letter. In August 2005, this alleged shareholder commenced an action in Connecticut State Superior Court, Judicial District of Norwalk/Stamford at Stamford, purporting to sue derivatively on our behalf. The action names as defendants certain of our current and/or former directors and officers, and names us as a nominal defendant. The complaint in this action asserts, among other things, that all of the defendants breached fiduciary obligations to us by causing or allowing us to disseminate misleading and inaccurate information to shareholders and the market, and by failing to establish and maintain adequate accounting controls, thus exposing us to damages and expenses. The complaint in this action also asserts a claim for unjust enrichment against Messrs. Jacobs, Hicks and Milne. The complaint seeks unspecified compensatory damages, equitable relief, costs and expenses against all of the individual defendants. The complaint also seeks an order, in connection with plaintiff’s unjust enrichment claim, directing Messrs. Jacobs, Hicks and Milne to disgorge certain compensation they received from us with respect to fiscal years 2001, 2002 and 2003.

In August 2005, another alleged shareholder filed an action in the United States District Court for the District of Connecticut, purporting to sue derivatively on our behalf. The action names as defendants certain of our current and/or former directors and officers, and names us as a nominal defendant. The complaint in this action asserts claims against each of the individual defendants for breach of fiduciary duty, abuse of control, gross mismanagement, waste of corporate assets and unjust enrichment. Each of these claims is premised on, among other things, the theory that the individual defendants caused or permitted us to disseminate misleading and inaccurate information to shareholders and to the market, and failed to establish and maintain adequate accounting controls, thus exposing us to damages and expenses. The complaint also asserts: (a) a claim that a former director breached fiduciary obligations by selling shares of our common stock while in possession of material, non-public information; and (b) a claim against Messrs. Hicks, Jacobs and Milne for recovery of incentive-based compensation under section 304 of the Sarbanes-Oxley Act. The complaint seeks unspecified compensatory damages, equitable relief, restitution, costs and expenses against all of the individual defendants. The complaint also seeks an order declaring that Messrs. Hicks, Jacobs and Milne are liable under the Sarbanes-Oxley Act and directing them to reimburse us for all bonuses or other incentive-based or equity-based compensation they received for the fiscal years 1999 through 2004.

RISK FACTORS

Participating in the Solicitation involves certain risks. Before deciding whether or not to participate in the Solicitation, you should carefully consider the risks described below in addition to the “risk factors” included in our filings with the SEC and the information we disclose in our SEC filings that are incorporated by reference in this Statement (see “Where You Can Find More Information” below).

Our Indebtedness

As previously announced, the lenders under our secured credit facility have agreed to allow us until December 31, 2005 to provide our 2004 audited financial statements. These lenders also agreed to allow us to delay the filing of our 2004 Annual Report, as well as reports on Form 10-Q for 2005 interim periods, until our 2004 results are finalized. The credit facility lenders also agreed to waive certain defaults under the credit facility related to our failure to have timely filed required SEC reports. However, action by Holders, holders of QUIPs, or the related trustees, to accelerate Notes or our other material indebtedness, or otherwise take action (or commence a grace or cure period) to exercise material

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remedies with respect to such indebtedness, would cause such waiver to expire and entitle the lenders under the credit facility to terminate, and require repayment of all amounts outstanding under, the credit facility.

As of September 1, 2005, there was approximately $740 million of term loans and $235 million of other borrowings (not including letters of credit) outstanding under our secured credit facility, and $140 million outstanding under our account receivables facility. Those amounts include approximately $200 million we borrowed on September 1, 2005 under those facilities, which we invested in short-term securities.

In addition, there is an aggregate of approximately $2.27 billion of securities outstanding under the Indentures and the governing agreements relating to the QUIPs. The Indentures require us to comply with Reporting and Certificate Delivery Covenants, and the governing agreements relating to the QUIPs contain similar requirements. The failure to comply with such requirements will not automatically result in an event of default under these indentures and agreements. However, if the Proposed Amendments and Waiver are not obtained with respect to an indenture, either the trustee or the holders of at least 25% of the aggregate principal amount of the securities Outstanding under such indenture have the right to notify us of our nonperformance of such requirements and declare an event of default. If a notice of default under such indenture were to be duly delivered, we would have 30 days to cure the default. If we do not cure the default within the applicable period, then either the applicable trustee or the Holders of at least 25% of the principal amount of the securities Outstanding under such indenture would have the right to declare the principal amount and all accrued interest under such securities due and payable, unless a waiver is obtained from holders of not less than a majority of the principal amount of such Outstanding securities.

If any such event were to occur, we might be unable to refinance our debt, whether through the capital markets or otherwise, on commercially reasonable terms, or at all, and if we could not refinance our debt, we might be unable to meet our payment obligations unless we engage in an extraordinary transaction, including an asset sale, and any such transaction might have a significant adverse affect on our business and financial condition. Further, if we are unable to repay or refinance our debt, as it becomes due, we could be forced to restructure our obligations or seek protection under applicable bankruptcy laws or an involuntary bankruptcy proceeding may be brought against us.

Effect of Proposed Amendments and Waiver

If Requisite Consents are received with respect to, and a Supplemental Indenture relating to the Proposed Amendments is executed for, an issue of Notes, the Proposed Amendments and Waiver with respect to that issue of Notes will be binding on all holders of Notes issued under the relevant Indenture. The modification of the covenants of any issue of Notes pursuant to the Proposed Amendments and Waiver may adversely affect the market price of such issue of Notes or otherwise be adverse to the interests of the Holders. In addition, if the Proposed Amendments with respect to your Notes become effective, you will not be able to accelerate payment on the Notes for a breach of the Reporting and Certificate Delivery Covenants unless we breach the relevant Indenture as amended by the Proposed Amendments. Although the effectiveness of the Proposed Amendments with respect to each issue of Notes is conditioned upon the receipt of (i) the Requisite Consents for such issue of Notes and (ii) the requisite consents for each other issue of Notes and the QUIPs, we reserve the right to waive the condition set forth in (ii) with respect to any one or more issues of Notes or the QUIPs. If we waive that condition with respect to your issue of Notes, the Proposed Amendments with respect to your Notes may become effective while the Proposed Amendments with respect to any other issue or issues of Notes or QUIPs do not become effective. In such an event, Holders of such other Notes or QUIPs will continue to be able to accelerate payment on their Notes or QUIPs for the existing breach of the Reporting and Certificate Delivery Covenants in accordance with the Indentures or the documents governing the QUIPs, as applicable. This risk is mitigated to some extent by the fact that you will still be able, subject to the

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terms of the applicable Indenture, to accelerate payment on your Notes if another issue of Notes or the QUIPs are accelerated.

We reserve the right, with respect to any one or more issues of Notes, to (i) terminate the Solicitation for any reason, (ii) extend the Solicitation from time to time if any condition to this Solicitation has not been met or waived, (iii) amend the terms of the Solicitation, (iv) modify the form or amount of the consideration to be paid pursuant to the Solicitation or (v) waive any of the conditions to the Solicitation, subject to applicable law. Accordingly, we may modify the terms of the Solicitation (including, without limitation, the form and amount of consideration we offer for consents) in any manner with respect to any one or more issues of Notes without similarly modifying the Solicitation for other issues of Notes. In addition, because Effective Times may vary by issue of Notes and Holders may not revoke Consents after their issue of Notes’ Effective Time, it is possible that we may amend the terms or waive the conditions of the solicitation with respect to any issue of Notes or the QUIPs at a time when Holders of some issues of Notes are already bound by the terms of the Consents.

SEC Inquiry; Restatement of Prior Period Financial Statements; Regulatory Action and Civil
Litigation; etc.

As described above, we are currently the subject of an inquiry by the SEC, three class actions have been filed against us and certain of our directors and executive officers, and three shareholder derivative actions have been filed in state and federal courts for putative benefit against members of our board of directors and certain of our executive officers. We have established a special committee in connection with the SEC inquiry. Because the SEC inquiry and our internal inquiry are ongoing, we cannot predict their outcome. In addition, as noted above, we expect that we will restate our financial statement for prior periods, unrelated to the SEC inquiry. The restatement of our prior period financial statements may cause us to become subject to further regulatory action or civil litigation (in addition to that which is described above). Any such regulatory action or civil litigation could require us to pay fines or other penalties and could have an adverse effect on our business and financial condition. We could also become subject to ratings downgrades and further negative publicity and may lose or fail to attract and retain key employees and management personnel as a result of these matters. In addition, as a result of the SEC inquiry we have incurred and may continue to incur significant expenses in connection with responding to the inquiry regardless of its outcome. Responding to the SEC inquiry has diverted and may continue to divert the time and attention of our management from normal business operations. See “Recent Developments.”

Lack of Public Disclosure Concerning Us

Investors must evaluate whether to buy, hold or sell our securities in light of the lack of financial information about us. We have not filed with the SEC our 2004 Annual Report or our quarterly report on Form 10-Q for the first two quarters of 2005. Until we file our delinquent reports and resume timely reporting, there will be limited public information available concerning our results of operations and our financial condition. As previously disclosed, we have cautioned investors not to rely on our historical financial statements in view of the expected restatements relating to tax and insurance described above, as well as the matters relating to certain sale-leaseback transactions discussed above under “Recent Developments - Update on Special Committee Review Relating to SEC Inquiry.” The preliminary unaudited financial information that we have recently disclosed is very limited and is subject to change. The absence of financial information may have a number of adverse effects on us and the Notes, which we cannot now predict. Any decision with respect to our securities involves risk because of the absence of recent financial information.

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Adverse Affect on Our Ability to Raise Capital

Our failure to meet the reporting requirements of the federal securities laws affects our ability to access the capital markets. We are unable to make any registered offering of securities until we can present audited 2004 financial statements and applicable unaudited interim financial statements. We are also ineligible to use “short-form” registration (registration that allows us to incorporate by reference our Form 10-K, Form 10-Q and other SEC reports into our registration statements) or, for most purposes, shelf registration, until twelve complete months have passed after the date that we file all our delinquent periodic reports, including the 2004 Annual Report and any quarterly reports on Form 10-Q that have not been timely filed.

Until we are current in our reporting, a holder of restricted securities within the meaning of Rule 144 of the Securities Act of 1933, will be unable to sell such securities in reliance on Rule 144, unless such holder has held such securities for at least two years and is not our “affiliate” for purposes of the U.S. securities laws.

Because we are late in making our SEC filings, we are not in compliance with the continued listing requirements of the New York Stock Exchange, or NYSE. Under the rules of the NYSE, a continuing failure to comply with these requirements could result in the commencement of delisting proceedings. The NYSE also has broad power to commence delisting proceedings for violations of its rules and may do so at any time. In addition, in order to solicit proxies for our annual meeting, we are required to send a proxy statement that is accompanied or preceded by an annual report that includes audited 2004 financial statements. Until we can provide audited 2004 financial statements, we are unable to distribute our proxy report or set a date for our annual meeting.

SPECIAL NOTE REGARDING FORWARD-LOOKING

STATEMENTS AND OTHER FACTORS

Certain statements made by us are forward-looking in nature. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “plan,” “intend,” “project,” “forecast,” “may,” “will,” “should,” “on track” or “anticipates” or the negative thereof or comparable terminology, or by discussions of strategy or outlook. Our business and operations are subject to a variety of risks and uncertainties and, consequently, actual results may materially differ from those projected by any forward-looking statements. Factors that could cause actual results to differ from those projected include, but are not limited to, the following: (1) unfavorable economic and industry conditions can reduce demand and prices for our products and services, (2) governmental funding for highway and other construction projects may not reach expected levels, (3) we may not have access to capital that we may require, (4) any companies that we acquire could have undiscovered liabilities and may be difficult to integrate, (5) rates may increase less than anticipated or costs may increase more than anticipated, (6) the audit of our 2004 results has not yet been completed and, accordingly, previously announced data for 2004 are preliminary and subject to change, (7) our results for the first half of 2005 have not been finalized and, consequently, are preliminary and subject to change, (8) the evaluation and testing of our internal controls over financial reporting have not yet been completed and additional material weaknesses may be identified, (9) we may incur significant expenses in connection with the SEC inquiry of our company and the class action lawsuits and derivative actions that were filed in light of the SEC inquiry, (10) there can be no assurance that the outcome of the SEC inquiry or internal review will not require changes in our accounting policies and practices, restatement of financial statements, revisions of preliminary results or guidance, and/or otherwise be adverse to us, (11) we may be unable to deliver financial statements or make SEC filings within the time-period required by our lenders, (12) security holders may elect to declare an event of default under various indentures based on our delay in filing SEC reports, (13) consents or waivers from lenders may not be obtained (pursuant to this Statement or otherwise) and will be costly to obtain and (14) the estimated impact of expected restatements is preliminary and may change based upon additional analysis by us or our auditors. Certain of these risks

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and uncertainties, as well as others, are discussed in greater detail in our filings with the SEC. We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any statement is made.

THE PROPOSED AMENDMENTS AND WAIVER

The Proposed Amendments

Certain Definitions

Nonconvertible Notes. The following defined terms would be added to each of the Indentures for the Nonconvertible Notes:

“Consent Fee” means the payment defined as such with respect to the Securities in the Solicitation Documents.

“Covenant Reversion Date” means, 11:59 p.m., New York City time, on the earlier of (i) the Business Day following the Company’s failure to pay the Consent Fee, if due, for the Securities in accordance with the Solicitation Documents and (ii) March 31, 2006.

“Solicitation Documents” means the Consent Solicitation Statement dated as of August 22, 2005, as amended on September 12, 2005, and the related Consent Form, each as may be amended and supplemented from time to time.

Convertible Notes. The following defined term would be added to the Convertible Notes Indenture:

“Covenant Reversion Date” means, 11:59 p.m., New York City time, on March 31, 2006.

Text of the Amendments to Indentures. Below is the text of the relevant provisions from each of the Indentures, substantially as they currently exist, along with the form of the Proposed Amendments to the provisions marked to show changes from the current provisions of each Indenture. Text that is added to each Indenture by the form of the Proposed Amendment is underlined. In accordance with the Indentures, we reserve the right to change the actual language of the Proposed Amendments, provided that such change does not materially alter the purpose or substance of the Proposed Amendments as described in this Statement.

2012 Notes Indenture

SECTION 5.01. Events of Default. “Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)        default in the payment of the principal of or premium, if any, when due and payable, on any of the Securities (at Stated Maturity, upon optional or mandatory redemption, required purchase or otherwise); or

(2)        default in the payment of an installment of interest on any of the Securities, when due and payable, for 30 days; or

(3)        default in the performance, or breach, of any covenant or agreement of the Company under this Indenture (other than a default in the performance or breach of a covenant or agreement which

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is specifically dealt with in clauses (1), (2) or (4)) and such default or breach shall continue for a period of 30 days after written notice has been given, by certified mail, (x) to the Company by the Trustee or (y) to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities; provided, however, that notwithstanding any of the foregoing or any other provision of this Indenture or the Securities, the failure of the Company to comply with Sections 7.04, 10.19 and 10.20 of this Indenture, and §314 of the Trust Indenture Act, at any time before the Covenant Reversion Date shall not constitute a Default or Event of Default under this clause (3); or

SECTION 7.04. Reports by Company. The Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to the Trust Indenture Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

Notwithstanding the foregoing or any other provision of this Indenture or the Securities, the information, documents and reports referred to in this Section 7.04 that the Company would have been required (but for this sentence) to file with the Trustee and the Commission, and transmit to Holders or any other Person, at any time before the Covenant Reversion Date, shall not be required to be filed or transmitted until the Covenant Reversion Date.

SECTION 10.19. Provision of Financial Information. For so long as the Securities are outstanding, whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Company shall file with the Commission (if permitted by Commission practice and applicable law and regulations) the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) or any successor provision thereto if the Company were so subject, such documents to be filed with the Commission on or prior to the respective dates (the “Required Filing Dates”) by which the Company would have been required so to file such documents if the Company were so subject. If, notwithstanding the preceding sentence, filing such documents by the Company with the Commission is not permitted by Commission practice or applicable law or regulations, the Company will transmit (or cause to be transmitted) by mail to the Trustee and all Holders of the Securities, as their names and addresses appear in the Securities Register, copies of such documents within 15 days after the Required Filing Date. In addition, for so long as any Securities remain outstanding, the Company will furnish to the Holders of Securities and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, and, to any beneficial Holder of Securities, if not obtainable from the Commission, information of the type that would be filed with the Commission pursuant to the foregoing provisions upon the request of any such Holder. Notwithstanding the foregoing or any other provision of this Indenture or the Securities, the reports and documents referred to in this Section 10.19 that the Company would have been required (but for this sentence) to file with the Commission, or mail or furnish to the Trustee, the Holders or any other Person, at any time before the Covenant Reversion Date, shall not be required to be filed, mailed or furnished until the Covenant Reversion Date.

SECTION 10.20. Statement by Officers as to Default; Compliance Certificates. (a) The Company shall deliver to the Trustee, prior to March 31 in each year commencing with the year

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beginning on January 1, 2005, an Officer’s Certificate stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder), and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which he may have knowledge.

(b)        The Company shall deliver to the Trustee, as soon as possible and in any event within five days after the Company becomes aware of the occurrence of a Default or an Event of Default, an Officer’s Certificate setting forth the details of such Default or Event of Default, and the action which the Company proposes to take with respect thereto.

(c)        Notwithstanding the foregoing or any other provision of this Indenture or the Securities, (i) Officer’s Certificates that the Company would have been required (but for this sentence) to deliver pursuant to Section 10.20(a) at any time before the Covenant Reversion Date shall not be required to be delivered until the Covenant Reversion Date, and (ii) the Company shall have no obligation to deliver Officer’s Certificates referred to in Section 10.20(b) relating to the default in performance or breach of any covenant contained in Sections 7.04, 10.19 or 10.20 of this Indenture that occurred prior to the Covenant Reversion Date.

SECTION 10.22. Interim Period Provisions. Within 25 days after the end of each calendar month ending during the Interim Period (as defined below), other than a month that is the last month in a fiscal quarter or the month that is January, and within 45 days after the end of each January ending during the Interim Period, the Company will cause to be filed with (or furnished to) the Commission a Report on Form 8-K (or other publicly-available report under the Exchange Act) containing unaudited financial information setting forth revenue, dollar utilization, outstanding debt, liquidity (cash position plus borrowing availability), cash flow from operations, and capital expenditures, presented for the Company on a consolidated basis (the “Specified Financial Information”), for the immediately preceding monthly period or as of the end of such monthly period, as the case may be. Within 45 days after the end of each fiscal quarter ending during the Interim Period (other than the last fiscal quarter in the fiscal year), and within 75 days after the last fiscal quarter of the fiscal year ending during the Interim Period, the Company will cause to be filed with (or furnished to) the Commission a Report on Form 8-K (or other publicly-available report under the Exchange Act) containing unaudited Specified Financial Information for the immediately preceding fiscal quarter or as of the end of such quarterly period, as the case may be. All Specified Financial Information will be subject to such changes determined by the Company to be appropriate in connection with any Commission inquiry, the Company’s internal review and possible restatements announced prior to the end of the Interim Period. As used in this Section, the term “Interim Period” means the period beginning on [the Business Day following the applicable Effective Time] and ending on such date (the “End Date”) by which the Company shall have filed with the Commission all Annual Reports on Form 10-K and all Quarterly Reports on Form 10-Q due pursuant to the Exchange Act for periods ended prior to the End Date. This Section shall expire and cease to have any effect upon the End Date.

2013 Notes Indenture

SECTION 5.01. Events of Default . “Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)        default in the payment of the principal of or premium, if any, when due and payable, on any of the Securities (at Stated Maturity, upon optional redemption, required purchase or otherwise), whether or not prohibited by Article XIV; or

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(2)        default in the payment of an installment of interest on any of the Securities, when due and payable, for 30 days, whether or not prohibited by Article XIV; or

(3)        default in the performance, or breach, of any covenant or agreement of the Company or the Guarantors under this Indenture (other than a default in the performance or breach of a covenant or agreement which is specifically dealt with in clauses (1), (2) or (4)) and such default or breach shall continue for a period of 30 days after written notice has been given, by certified mail, (x) to the Company by the Trustee or (y) to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities; provided, however, that notwithstanding any of the foregoing or any other provision of this Indenture or the Securities, the failure of the Company to comply with Sections 7.04, 10.19 and 10.20 of this Indenture, and §314 of the Trust Indenture Act, at any time before the Covenant Reversion Date shall not constitute a Default or Event of Default under this clause (3); or

SECTION 7.04. Reports by Company. The Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to the Trust Indenture Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

Notwithstanding the foregoing or any other provision of this Indenture or the Securities, the information, documents and reports referred to in this Section 7.04 that the Company would have been required (but for this sentence) to file with the Trustee and the Commission, and transmit to Holders or any other Person, at any time before the Covenant Reversion Date, shall not be required to be filed or transmitted until the Covenant Reversion Date.

SECTION 10.19. Provision of Financial Information. For so long as the Securities are outstanding, whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Company shall file with the Commission (if permitted by Commission practice and applicable law and regulations) the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) or any successor provision thereto if the Company were so subject, such documents to be filed with the Commission on or prior to the respective dates (the “Required Filing Dates”) by which the Company would have been required so to file such documents if the Company were so subject. If, notwithstanding the preceding sentence, filing such documents by the Company with the Commission is not permitted by Commission practice or applicable law or regulations, the Company will transmit (or cause to be transmitted) by mail to the Trustee and all Holders of the Securities, as their names and addresses appear in the Securities Register, copies of such documents within 15 days after the Required Filing Date. In addition, for so long as any Securities remain outstanding, the Company will furnish to the Holders of Securities and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, and, to any beneficial Holder of Securities, if not obtainable from the Commission, information of the type that would be filed with the Commission pursuant to the foregoing provisions upon the request of any such Holder. Notwithstanding the foregoing or any other provision of this Indenture or the Securities, the reports and documents referred to in this Section 10.19 that the Company would have been required (but for this sentence) to file with the Commission, or mail or furnish to the Trustee, the

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Holders or any other Person, at any time before the Covenant Reversion Date, shall not be required to be filed, mailed or furnished until the Covenant Reversion Date.

SECTION 10.20. Statement by Officers as to Default; Compliance Certificates. (a) The Company shall deliver to the Trustee, prior to March 31 in each year commencing with the year beginning on January 1, 2004, an Officer’s Certificate stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder), and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which he may have knowledge.

(b)        The Company shall deliver to the Trustee, as soon as possible and in any event within five days after the Company becomes aware of the occurrence of a Default or an Event of Default, an Officer’s Certificate setting forth the details of such Default or Event of Default, and the action which the Company proposes to take with respect thereto.

(c)        Notwithstanding the foregoing or any other provision of this Indenture or the Securities, (i) Officer’s Certificates that the Company would have been required (but for this sentence) to deliver pursuant to Section 10.20(a) at any time before the Covenant Reversion Date shall not be required to be delivered until the Covenant Reversion Date, and (ii) the Company shall have no obligation to deliver Officer’s Certificates referred to in Section 10.20(b) relating to the default in performance or breach of any covenant contained in Sections 7.04, 10.19 or 10.20 of this Indenture that occurred prior to the Covenant Reversion Date.

SECTION 10.21. Interim Period Provisions.     Within 25 days after the end of each calendar month ending during the Interim Period (as defined below), other than a month that is the last month in a fiscal quarter or the month that is January, and within 45 days after the end of each January ending during the Interim Period, the Company will cause to be filed with (or furnished to) the Commission a Report on Form 8-K (or other publicly-available report under the Exchange Act) containing unaudited financial information setting forth revenue, dollar utilization, outstanding debt, liquidity (cash position plus borrowing availability), cash flow from operations, and capital expenditures, presented for the Company on a consolidated basis (the “Specified Financial Information”), for the immediately preceding monthly period or as of the end of such monthly period, as the case may be. Within 45 days after the end of each fiscal quarter ending during the Interim Period (other than the last fiscal quarter in the fiscal year), and within 75 days after the last fiscal quarter of the fiscal year ending during the Interim Period, the Company will cause to be filed with (or furnished to) the Commission a Report on Form 8-K (or other publicly-available report under the Exchange Act) containing unaudited Specified Financial Information for the immediately preceding fiscal quarter or as of the end of such quarterly period, as the case may be. All Specified Financial Information will be subject to such changes determined by the Company to be appropriate in connection with any Commission inquiry, the Company’s internal review and possible restatements announced prior to the end of the Interim Period. As used in this Section, the term “Interim Period” means the period beginning on [the Business Day following the applicable Effective Time] and ending on such date (the “End Date”) by which the Company shall have filed with the Commission all Annual Reports on Form 10-K and all Quarterly Reports on Form 10-Q due pursuant to the Exchange Act for periods ended prior to the End Date. This Section shall expire and cease to have any effect upon the End Date.

2014 Notes Indenture

SECTION 5.01. Events of Default. “Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or

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involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)        default in the payment of the principal of or premium, if any, when due and payable, on any of the Securities (at Stated Maturity, upon optional redemption, required purchase or otherwise), whether or not prohibited by Article XIV; or

(2)        default in the payment of an installment of interest on any of the Securities, when due and payable, for 30 days, whether or not prohibited by Article XIV; or

(3)        default in the performance, or breach, of any covenant or agreement of the Company or the Guarantors under this Indenture (other than a default in the performance or breach of a covenant or agreement which is specifically dealt with in clauses (1), (2) or (4)) and such default or breach shall continue for a period of 30 days after written notice has been given, by certified mail, (x) to the Company by the Trustee or (y) to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities; provided, however, that notwithstanding any of the foregoing or any other provision of this Indenture or the Securities, the failure of the Company to comply with Sections 7.04, 10.19 and 10.20 of this Indenture, and §314 of the Trust Indenture Act, at any time before the Covenant Reversion Date shall not constitute a Default or Event of Default under this clause (3); or

SECTION 7.04. Reports by Company. The Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to the Trust Indenture Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

Notwithstanding the foregoing or any other provision of this Indenture or the Securities, the information, documents and reports referred to in this Section 7.04 that the Company would have been required (but for this sentence) to file with the Trustee and the Commission, and transmit to Holders or any other Person, at any time before the Covenant Reversion Date, shall not be required to be filed or transmitted until the Covenant Reversion Date.

SECTION 10.19. Provision of Financial Information. For so long as the Securities are outstanding, whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Company shall file with the Commission (if permitted by Commission practice and applicable law and regulations) the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) or any successor provision thereto if the Company were so subject, such documents to be filed with the Commission on or prior to the respective dates (the “Required Filing Dates”) by which the Company would have been required so to file such documents if the Company were so subject. If, notwithstanding the preceding sentence, filing such documents by the Company with the Commission is not permitted by Commission practice or applicable law or regulations, the Company will transmit (or cause to be transmitted) by mail to the Trustee and all Holders of the Securities, as their names and addresses appear in the Securities Register, copies of such documents within 15 days after the Required Filing Date. In addition, for so long as any Securities remain outstanding, the Company will furnish to the

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Holders of Securities and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, and, to any beneficial Holder of Securities, if not obtainable from the Commission, information of the type that would be filed with the Commission pursuant to the foregoing provisions upon the request of any such Holder. Notwithstanding the foregoing or any other provision of this Indenture or the Securities, the reports and documents referred to in this Section 10.19 that the Company would have been required (but for this sentence) to file with the Commission, or mail or furnish to the Trustee, the Holders or any other Person, at any time before the Covenant Reversion Date, shall not be required to be filed, mailed or furnished until the Covenant Reversion Date.

SECTION 10.20. Statement by Officers as to Default; Compliance Certificates. (a) The Company shall deliver to the Trustee, prior to March 31 in each year commencing with the year beginning on January 1, 2005, an Officer’s Certificate stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder), and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which he may have knowledge.

(b)        The Company shall deliver to the Trustee, as soon as possible and in any event within five days after the Company becomes aware of the occurrence of a Default or an Event of Default, an Officer’s Certificate setting forth the details of such Default or Event of Default, and the action which the Company proposes to take with respect thereto.

(c)        Notwithstanding the foregoing or any other provision of this Indenture or the Securities, (i) Officer’s Certificates that the Company would have been required (but for this sentence) to deliver pursuant to Section 10.20(a) at any time before the Covenant Reversion Date shall not be required to be delivered until the Covenant Reversion Date, and (ii) the Company shall have no obligation to deliver Officer’s Certificates referred to in Section 10.20(b) relating to the default in performance or breach of any covenant contained in Sections 7.04, 10.19 or 10.20 of this Indenture that occurred prior to the Covenant Reversion Date.

SECTION 10.21. Interim Period Provisions.    Within 25 days after the end of each calendar month ending during the Interim Period (as defined below), other than a month that is the last month in a fiscal quarter or the month that is January, and within 45 days after the end of each January ending during the Interim Period, the Company will cause to be filed with (or furnished to) the Commission a Report on Form 8-K (or other publicly-available report under the Exchange Act) containing unaudited financial information setting forth revenue, dollar utilization, outstanding debt, liquidity (cash position plus borrowing availability), cash flow from operations, and capital expenditures, presented for the Company on a consolidated basis (the “Specified Financial Information”), for the immediately preceding monthly period or as of the end of such monthly period, as the case may be. Within 45 days after the end of each fiscal quarter ending during the Interim Period (other than the last fiscal quarter in the fiscal year), and within 75 days after the last fiscal quarter of the fiscal year ending during the Interim Period, the Company will cause to be filed with (or furnished to) the Commission a Report on Form 8-K (or other publicly-available report under the Exchange Act) containing unaudited Specified Financial Information for the immediately preceding fiscal quarter or as of the end of such quarterly period, as the case may be. All Specified Financial Information will be subject to such changes determined by the Company to be appropriate in connection with any Commission inquiry, the Company’s internal review and possible restatements announced prior to the end of the Interim Period. As used in this Section, the term “Interim Period” means the period beginning on [the Business Day following the applicable Effective Time] and ending on such date (the “End Date”) by which the Company shall have filed with the Commission all Annual Reports on Form 10-K and all Quarterly Reports on

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Form 10-Q due pursuant to the Exchange Act for periods ended prior to the End Date. This Section shall expire and cease to have any effect upon the End Date.

Convertible Notes Indenture

SECTION 5.01. Events of Default. “Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)        default in the payment of the principal of or premium, if any, when due and payable, on any of the Securities (at the Maturity Date, upon optional redemption, required purchase or otherwise), whether or not prohibited by Article XIV; or

(2)        default in the payment of an installment of interest on any of the Securities, when due and payable, for 30 days, whether or not prohibited by Article XIV; or

(3)        default in the performance, or breach, of any covenant or agreement of the Company or Holdings under this Indenture (other than a default in the performance or breach of a covenant or agreement which is specifically dealt with in clauses (1), (2) or (4)) and such default or breach shall continue for a period of 30 days after written notice has been given, by certified mail, (x) to the Company by the Trustee or (y) to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities; provided, however, that notwithstanding any of the foregoing or any other provision of this Indenture or the Securities, the failure of the Company or Holdings to comply with Sections 7.04, 10.07 and 10.08 of this Indenture, and §314 of the Trust Indenture Act, at any time before the Covenant Reversion Date shall not constitute a Default or Event of Default under this clause (3); or

SECTION 7.04. Reports by Company. The Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to the Trust Indenture Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

Notwithstanding the foregoing or any other provision of this Indenture or the Securities, the information, documents and reports referred to in this Section 7.04 that the Company would have been required (but for this sentence) to file with the Trustee and the Commission, and transmit to Holders or any other Person, at any time before the Covenant Reversion Date, shall not be required to be filed or transmitted until the Covenant Reversion Date.

SECTION 10.07. Statement by Officers as to Default; Compliance Certificates. (a) The Company shall deliver to the Trustee, prior to March 31 in each year commencing with the year beginning on January 1, 2004, an Officer’s Certificate stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice

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provided hereunder), and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which he may have knowledge.

(b)        The Company shall deliver to the Trustee, as soon as possible and in any event within five days after the Company becomes aware of the occurrence of a Default or an Event of Default, an Officer’s Certificate setting forth the details of such Default or Event of Default, and the action which the Company proposes to take with respect thereto.

(c)        Notwithstanding the foregoing or any other provision of this Indenture or the Securities, (i) Officer’s Certificates that the Company would have been required (but for this sentence) to deliver pursuant to Section 10.07(a) at any time before the Covenant Reversion Date shall not be required to be delivered until the Covenant Reversion Date, and (ii) the Company shall have no obligation to deliver Officer’s Certificates referred to in Section 10.07(b) relating to the default in the performance or breach of any covenant contained in Sections 7.04, 10.07 or 10.08 of this Indenture that occurred prior to the Covenant Reversion Date.

SECTION 10.08. Provision of Financial Information. For so long as the Securities are outstanding, whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Company shall file with the Commission (if permitted by Commission practice and applicable law and regulations) the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) or any successor provision thereto if the Company were so subject, such documents to be filed with the Commission on or prior to the respective dates (the “Required Filing Dates”) by which the Company would have been required so to file such documents if the Company were so subject. If, notwithstanding the preceding sentence, filing such documents by the Company with the Commission is not permitted by Commission practice or applicable law or regulations, the Company will transmit (or cause to be transmitted) by mail to the Trustee and all Holders of the Securities, as their names and addresses appear in the Securities Register, copies of such documents within 15 days after the Required Filing Date. In addition, for so long as any Securities remain outstanding, the Company will furnish to the Holders of Securities and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, and, to any beneficial holder of Securities, if not obtainable from the Commission, information of the type that would be filed with the Commission pursuant to the foregoing provisions upon the request of any such Holder. Notwithstanding the foregoing or any other provision of this Indenture or the Securities, the reports and documents referred to in this Section 10.08 that the Company would have been required (but for this sentence) to file with the Commission, or mail or furnish to the Trustee, the Holders or any other Person, at any time before the Covenant Reversion Date, shall not be required to be filed, mailed or furnished until the Covenant Reversion Date.

The last paragraph of clause (c) of Section 15.01 of the Convertible Notes Indenture (Conversion Privilege and Conversion Rate) would be amended as follows:

The rate at which shares of Common Stock shall be delivered upon conversion (herein called the “Conversion Rate”) shall be initially 38.9520 shares of Common Stock for each $1,000 principal amount of Securities; provided that commencing [the Business Day following the Effective Time for the Convertible Notes] the Conversion Rate shall be 44.9438 shares of Common Stock for each $1,000 principal amount of Securities. The Conversion Rate shall be adjusted in certain instances as provided in this Article XV.

SECTION 10.09.Interim Period Provisions.     Within 25 days after the end of each calendar month ending during the Interim Period (as defined below), other than a month that is the last month in a fiscal quarter or the month that is January, and within 45 days after the end of each January ending during the Interim Period, the Company will cause to be filed with (or furnished

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to) the Commission a Report on Form 8-K (or other publicly-available report under the Exchange Act) containing unaudited financial information setting forth revenue, dollar utilization, outstanding debt, liquidity (cash position plus borrowing availability), cash flow from operations, and capital expenditures, presented for the Company on a consolidated basis (the “Specified Financial Information”), for the immediately preceding monthly period or as of the end of such monthly period, as the case may be. Within 45 days after the end of each fiscal quarter ending during the Interim Period (other than the last fiscal quarter in the fiscal year), and within 75 days after the last fiscal quarter of the fiscal year ending during the Interim Period, the Company will cause to be filed with (or furnished to) the Commission a Report on Form 8-K (or other publicly-available report under the Exchange Act) containing unaudited Specified Financial Information for the immediately preceding fiscal quarter or as of the end of such quarterly period, as the case may be. All Specified Financial Information will be subject to such changes determined by the Company to be appropriate in connection with any Commission inquiry, the Company’s internal review and possible restatements announced prior to the end of the Interim Period. As used in this Section, the term “Interim Period” means the period beginning on [the Business Day following the applicable Effective Time] and ending on such date (the “End Date”) by which the Company shall have filed with the Commission all Annual Reports on Form 10-K and all Quarterly Reports on Form 10-Q due pursuant to the Exchange Act for periods ended prior to the End Date. This Section shall expire and cease to have any effect upon the End Date.

The Proposed Waiver

Each of the Indentures provides that Holders of not less than a majority in principal amount of the Outstanding Notes under such Indenture may waive any past Default and its consequences on behalf of Holders of all the Notes of the relevant issue (except with respect to certain specified Defaults). The Consent Form includes a waiver of any Defaults under the Indentures occurring before the receipt of the Requisite Consents relating to any failure to comply with Sections 7.04, 10.19 and 10.20 of the applicable Nonconvertible Notes Indenture, and Sections 7.04, 10.07 and 10.08 of the Convertible Notes Indenture. Each Holder that executes a Consent Form will be deemed to have waived all Defaults and their consequences with respect to any breaches of these sections in accordance with the relevant Indenture, and any Defaults that shall have occurred with respect to these sections before the receipt of the Requisite Consents will be deemed to have been cured for all purposes.

THE SOLICITATION

General

In order for the Proposed Amendments and Waiver to be effective with respect to an issue of Notes, the Information Agent must receive the Requisite Consents with respect to such issue of Notes.

As of the Record Date, there were $1 billion aggregate principal amount of 2012 Notes outstanding, $525 million aggregate principal amount of 2013 Notes outstanding, $375 million aggregate principal amount of 2014 Notes outstanding and $143.75 million aggregate principal amount of Convertible Notes outstanding. For purposes of determining whether the requisite principal amount of each issue of Notes has given Consent, any Notes owned by us, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with us, will be disregarded.

If the Requisite Consents have been received with respect to an issue of Notes, the Proposed Waiver will be effective and we and the relevant Trustee may execute the applicable Supplemental Indenture, in compliance with the conditions contained in the relevant Indenture, and upon execution of such Supplemental Indenture the Proposed Amendments with respect to that Indenture will become effective. Neither the effectiveness of the Proposed Waiver nor our execution of a Supplemental Indenture shall require us to pay for any Consent until the relevant Expiration Date. We will not extend

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the Expiration Date for any issue of Notes to a date later than 30 days following the Effective Time for that issue of Notes.

The delivery of a Consent will not affect a Holder’s right to sell or transfer any Notes, and a sale or transfer of any Notes after the Record Date will not have the effect of revoking any Consent properly given by the Holder of such Notes. Therefore, each properly executed and delivered Consent will be counted notwithstanding any sale or transfer of any Notes to which such Consent relates, unless the applicable Holder has complied with the procedure for revoking a Consent, as described herein and in the Consent Form. Failure to deliver a Consent will have the same effect as if a Holder had voted “No” to the Proposed Amendments and Waiver.

Consent Fee For Nonconvertible Notes. Promptly following the relevant Expiration Date, we will pay to each Holder of the applicable issue of Nonconvertible Notes for which the Requisite Consents have been obtained that validly delivered a properly completed and executed Consent Form prior to the Expiration Date the Consent Fee for each $1,000 in principal amount of such Holder’s Nonconvertible Notes as to which we have received and accepted Consents. If we fail to pay, within three business days following the relevant Expiration Date, the Consent Fee for an issue of Nonconvertible Notes for which an Effective Time has occurred pursuant to this Solicitation, the Proposed Amendments and Waiver with respect to that issue of Notes will cease to have any effect beginning at 5:30 p.m., New York City time, on such third business day.

Amendments of Conversion Rate of Convertible Notes. The Conversion Rate of the Convertible Notes is currently 38.9520 shares of Holdings’ common stock for each $1,000 principal amount of Convertible Notes. If the Requisite Consents for the Proposed Amendments and Waiver with respect to the Convertible Notes are obtained, then commencing upon the Business Day following the execution and delivery by us and the Trustee of a Supplemental Indenture to the Convertible Notes Indenture, the Conversion Rate per $1,000 principal amount of Convertible Notes will be increased to 44.9438 shares of Holdings’ common stock.

Record Date

This Statement and the Consent Form are being sent to all Holders of record on the Record Date as we are reasonably able to identify. Such date has been fixed as the date for the determination of Holders entitled to provide Consent and receive the Consent Fees, if payable, pursuant to the Solicitation. We reserve the right to establish, from time to time, but in all cases prior to receipt of the Requisite Consents, any new date as such Record Date with respect to any one or more issues of Notes and, thereupon, any such new date will be deemed to be the Record Date for purposes of the Solicitation for such issue or issues Notes.

Consent Fees

Assuming satisfaction of all conditions to the Solicitation, promptly following the relevant Expiration Date, which is expected to be the second business day thereafter, we will pay the Consent Fee to each Holder of Nonconvertible Notes as to which we have received and accepted a Consent prior to the relevant Expiration Date, provided such Consent is not validly revoked prior to the Effective Time.

The right to receive Consent Fees is not transferable with any Notes. We will only make payments of Consent Fees to Holders of Nonconvertible Notes who have properly delivered Consents that are in effect at the relevant Expiration Date pursuant to the terms hereof. No other holder of any Notes will be entitled to receive any Consent Fee. Payment will be made to each DTC Participant who has delivered a Consent Form on or prior to the Expiration Date and such DTC Participant should distribute the Consent Fees to the beneficial owners of the Notes on whose behalf such DTC Participant delivered a Consent in accordance with its procedures.

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Interest will not accrue on or be payable with respect to any Consent Fees.

Consents with respect to an issue of Notes will expire if the Requisite Consents for that issue of Notes have not been obtained on or before the relevant Expiration Date.

How to Consent

Holders who wish to deliver a Consent to the Proposed Amendments and Waiver should deliver one or more properly completed Consent Forms signed by or on behalf of such Holder by registered mail, hand delivery, overnight courier or by facsimile or electronic transmission (with an original delivered subsequently) to the Information Agent at its address, facsimile number or email address set forth on the back cover of this Statement in accordance with the instructions contained in this Statement and the Consent Form. We shall have the absolute right in our sole discretion to determine whether any purported Consent satisfies the requirements of the Solicitation and the relevant Indenture, and any such determination shall be final and binding on the Holder who delivered such Consent or purported Consent. Consent Forms must be received by the Information Agent prior to the relevant Expiration Date in order to qualify for payment of the Consent Fees.

Consents will be accepted from Holders and any other person who has obtained a proxy in a form reasonably acceptable to us that authorizes such other person (or person claiming title by or through such other person) to deliver a Consent with respect to any Notes on behalf of such Holder. For purposes of the Solicitation, DTC has authorized the DTC Participants set forth in the position listing of DTC as of the Record Date to execute Consent Forms as if they were Holders of the Notes held of record in the name of DTC or its nominee. Accordingly, Consents will be accepted from DTC Participants as Holders. Any beneficial owner whose Notes are held through a broker, dealer, commercial bank, trust company or other nominee and who wishes to deliver a Consent should contact the Holder of its Notes promptly and instruct such Holder to deliver a Consent on its behalf.

Each Consent Form that is properly completed, signed, delivered to and received by the Information Agent prior to the relevant Expiration Date (and accepted by us as such), and not validly revoked prior to the relevant Effective Time, will be given effect in accordance with the specifications thereof. A Consent Form should not be delivered to us, the Trustees or the Solicitation Agent. However, we reserve the right to accept any Consent received by us, any Trustee or the Solicitation Agent by any other reasonable means or in any form that reasonably evidences the giving of a Consent. Under no circumstances should any person tender or deliver Notes to us, the Trustees, the Solicitation Agent or the Information Agent. The method of delivery of a Consent Form and all other required documents to the Information Agent is at the risk of the Holder, and the delivery will be deemed made only when actually received by the Information Agent. In all cases, sufficient time should be allowed to assure timely delivery. No Consent Form should be sent to any person other than the Information Agent.

All questions as to the validity, form, eligibility (including time of receipt) and acceptance and revocation of a Consent will be resolved by us, in our sole discretion, which resolution shall be final and binding. We reserve the right to reject any and all Consents not validly given or any Consents, our acceptance of which could, in our opinion or the opinion of our counsel, be unlawful. We also reserve the right to waive any defects or irregularities in the delivery of a Consent or modify the conditions to the Solicitation. Unless waived, any defects or irregularities in connection with deliveries of Consent must be cured within such time as we shall determine. None of us, the Trustees, the Solicitation Agent, the Information Agent or any other person shall be under any duty to give notification of defects, irregularities or waivers with respect to deliveries of Consent, nor shall any of them incur any liability for failure to give such notification.

If the Notes to which a Consent relates are held by two or more joint Holders, each such Holder must sign the Consent Form. If a signature is by a trustee, executor, administrator, guardian, attorney-in-

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fact, officer of a corporation or other Holder acting in a fiduciary or representative capacity, such person should so indicate when signing and must submit proper evidence satisfactory to us of such person’s authority so to act. If Notes are held in different names, a separate Consent Form must be executed covering each name.

If a Consent relates to fewer than all Notes held of record as of the Record Date by the Holder providing such Consent, such Holder must indicate on the Consent Form the aggregate dollar amount (in integral multiples of $1,000) of such Notes to which the Consent relates. Otherwise, the Consent will be deemed to relate to all Notes in that issue held by such Holder. The Consent Fees will be paid only for such portion of the Notes to which a Consent relates. Holders delivering Consents with respect to an issue of Notes will be deemed to consent to all of the Proposed Amendments and Waiver relating to that issue of Notes, and a Consent Form purporting to consent to only a portion of the Proposed Amendments and Waiver will not be valid.

Expiration Date; Extensions; Amendment

We may extend the Solicitation with respect to one or more issues of Notes from time to time. In order to extend the Solicitation with respect to one or more issues of Notes, we will notify the Information Agent of any extension by oral or written notice and will make a public announcement thereof. Such announcements may state that we are extending the Solicitation for a specified period of time. Failure of any Holder or beneficial owner of Notes to be so notified will not affect the extension of the Solicitation. We will not extend the Expiration Date for any issue of Notes to a date later than 30 days following the Effective Time for that issue of Notes.

Notwithstanding anything to the contrary set forth in this Statement, we reserve the right at any time on or prior to the business day following the relevant Expiration Date, with respect to one or more issues of Notes, to (i) terminate the Solicitation for any reason, (ii) extend the Solicitation from time to time if any condition to this Solicitation has not been met or waived, (iii) amend the terms of the Solicitation, (iv) modify the form or amount of the consideration to be paid pursuant to the Solicitation or (v) waive any of the conditions to the Solicitation, subject to applicable law. If we take any of these actions, we will make a public announcement thereof.

If the Solicitation is amended in any material manner, or we waive or modify any material conditions to the Solicitation, we will promptly disclose such amendment, waiver or modification in a public announcement, and we may, if determined by us to be appropriate, extend the Solicitation for no less than one day, such period to be set at our discretion subject to applicable law.

Without limiting the manner in which we may choose to make a public announcement of any extension, amendment or termination of the Solicitation, we shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely press release and complying with any applicable notice provisions of the applicable Indenture.

Revocation of Consent

Until the relevant Effective Time, Holders may revoke Consents delivered prior to such Effective Time. Any notice of revocation received after the relevant Effective Time will not be effective. Any Holder who revokes a Consent prior to the relevant Effective Time will not receive any Consent Fees, unless such Consent is redelivered and properly received by the Information Agent and accepted by us prior to the relevant Expiration Date. Unless properly revoked, a Consent by a Holder of Notes shall bind the Holder and every subsequent holder of such Notes or portion of such Notes that evidences the same debt as the consenting Holder’s Notes, even if a notation of the Consent is not made on any such Notes.

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Subject to the immediately preceding paragraph, any Holder of the Notes as to which a Consent has been given prior to the relevant Effective Time may revoke such Consent as to such Notes or any portion of such Notes (in integral multiples of $1,000) by delivering a written notice of revocation bearing a date later than the date of the prior Consent Form to the Information Agent at any time prior to the relevant Effective Time. With respect to a Consent delivered prior to the relevant Effective Time, any notice of revocation received by the Information Agent after such Effective Time will not be effective.

To be effective, a notice of revocation must be in writing signed by the Holder, must contain the name of the Holder and the principal amount and the issue of Notes to which it relates, must be received by the Information Agent before the relevant Effective Time and must be signed in the same manner as the original Consent Form. All revocations of Consent should be addressed to the Information Agent at the address, facsimile number or email address set forth on the back cover of this Statement.

We reserve the right to contest the validity of any revocation and all questions as to the validity (including time of receipt) of any revocation will be determined by us in our sole discretion, which determination will be conclusive and binding subject only to such final review as may be prescribed by the relevant Trustee concerning proof of execution and ownership. None of us, any of our affiliates, the Solicitation Agent, the Information Agent, the Trustees or any other person will be under any duty to give notification of any defects or irregularities with respect to any revocation, nor shall any of them incur any liability for failure to give such information.

Conditions of the Solicitation

The effectiveness of the Proposed Amendments with respect to each issue of Notes is conditioned upon (a) receipt of the Requisite Consents, and the execution and delivery by us and the Trustee of a Supplemental Indenture, with respect to such issue of Notes, and (b) satisfaction of the General Conditions described below. We may, in our sole discretion, waive any or all of the General Conditions with respect to any one or more issues of Notes or the QUIPs. The “General Conditions” with respect to each issue of Notes and the QUIPs are that at the Effective Time for such issue of Notes or QUIPs (i) we shall have received the requisite consents, and entered into a supplemental indenture, with respect to the proposed amendments to each other issue of Notes and the QUIPs, and (ii) there shall not be pending or threatened any action, suit or other proceeding or investigation by any government authority or agency or any other person that: (A) questions the legality, validity, binding effect, enforceability or effectiveness of the transactions contemplated by this Statement or the concurrent solicitation with respect to the QUIPs, (B) seeks to have any of the Notes or the QUIPs paid before maturity or which questions the accuracy or completeness of any of the statements made in or incorporated by reference into this Statement or in any of the other documents referred to herein, or (C) if adversely determined, would make unlawful or invalid, would enjoin the implementation of, or would impose damages as a result of, any of the foregoing.

Solicitation Agent and Information Agent

We have retained Credit Suisse First Boston LLC to serve as our Solicitation Agent and MacKenzie Partners, Inc. to serve as our Information Agent in connection with the Solicitation. We have agreed to indemnify the Solicitation Agent and the Information Agent against certain liabilities and expenses. At any time, the Solicitation Agent may trade Notes for its own account or for the accounts of its customers and, accordingly, may have a long or short position in Notes. The Solicitation Agent and its affiliates have provided in the past, and are currently providing, other investment banking, commercial banking and/or financial advisory services to us. In addition, the Solicitation Agent acted as an initial purchaser of Notes.

We have not authorized any person (including the Solicitation Agent and the Information Agent) to give any information or make any representations in connection with the Solicitation other than as set

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forth herein and, if given or made, such information or representations must not be relied upon as having been authorized by us, the Trustees, the Information Agent, the Solicitation Agent or any other person.

Requests for assistance in completing and delivering Consent Forms or for additional copies of this Statement or the Consent Form may be directed to the Information Agent at its address and telephone number set forth on the back cover of this Statement.

Fees and Expenses

We will bear the costs of the Solicitation, including the fees and expenses of the Solicitation Agent and the Information Agent. We will pay the Trustee under the applicable Indenture reasonable and customary compensation for its services in connection with the Solicitation, plus reimbursement for expenses.

Brokers, dealers, commercial banks, trust companies and other nominees will be reimbursed by the Information Agent, by application of funds provided by us, for customary mailing and handling expenses incurred by them in forwarding material to their customers. We will pay all other fees and expenses attributable to the Solicitation and the execution of the Proposed Amendments, other than expenses incurred by Holders or beneficial owners of Notes.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

*   *   *   *

Internal Revenue Service Circular 230 Notice: To ensure compliance with United States Internal Revenue Service Circular 230, Holders are hereby notified that: (A) Any discussion of federal tax issues contained or referred to in this Statement is not intended or written to be used, and cannot be used, by Holders for the purpose of avoiding penalties that may be imposed on them under the United States Internal Revenue Code; (B) Such discussion is written in connection with the promotion or marketing by the Company of the transactions or matters addressed herein; and (C) Holders should seek advice based on their particular circumstances from an independent tax advisor.

*   *   *   *

The following is a summary of certain U.S. federal income tax consequences of the Proposed Amendments and Waiver and the receipt of the Consent Fee by the Holders of Nonconvertible Notes or of the adjustment of the Conversion Rate by Holders of Convertible Notes that may be relevant to a beneficial owner of Notes as of the Record Date and who hold such Notes as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). The summary is based on laws, regulations, rulings and decisions now in effect, all of which are subject to change (possibly with retroactive effect).

The summary does not deal with the tax consequences to a Holder whose Notes have been accelerated. The discussion also does not deal with classes of beneficial owners subject to special tax rules, such as brokers, dealers in securities or currencies, banks and other financial institutions, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, regulated investment companies, real estate investment trusts, hybrid entities, certain former citizens or residents of the United States, individual retirement and other tax-deferred accounts, tax-exempt entities, insurance companies, partnerships or other pass-through entities, persons holding Notes as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle, U.S. Holders (as defined below) that have a functional currency other than the U.S. dollar, corporations that accumulate earnings to avoid U.S. federal income tax and persons subject to the alternative minimum tax. If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds Notes, the tax treatment of a partner

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will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding Notes, you should consult your tax advisor. This discussion does not describe any state, local or non-U.S. income tax consequences or any non-income tax consequences (e.g., estate and gift tax consequences). We have not sought any ruling from the Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in this discussion, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.

For purposes of this discussion, the term “U.S. Holder” means a beneficial owner of the Notes who or which is, for U.S. federal income tax purposes:

•

an individual who is a citizen or resident of the United States, including an alien resident who is a lawful permanent resident of the United States or meets the “substantial presence” test under Section 7701(b) of the Code;

•

a corporation (or other business entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States or any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•

a trust that (a) is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial business decisions of the trust, or (b) was in existence on August 20, 1996 and has a valid election in effect under applicable Treasury Regulations to be treated as a domestic trust for U.S. federal income tax purposes.

For purposes of this discussion, a “Non-U.S. Holder” means a beneficial owner of the Notes who or which is not a U.S. Holder.

Tax Consequences of Consenting to the Proposed Amendments and Waiver

Consent Fees or Adjustment to Conversion Rate. The tax consequences of the receipt by a U.S. Holder of Nonconvertible Notes of the Consent Fees are unclear. We intend to treat the Consent Fees for U.S. federal income tax purposes as a fee paid to a U.S. Holder in consideration of such holder’s consent to the Proposed Amendments and Waiver. Alternatively, the Consent Fees might be treated as a payment in the nature of additional interest on the Notes. In either case, a U.S. Holder would recognize ordinary income in the amount of the Consent Fee received, without any reduction by any portion of a U.S. Holder’s tax basis in the Notes.

While a change in the Conversion Rate is a deemed distribution on the Convertible Notes, such change should not create a dividend to Holders of the Convertible Notes under Section 305 of the Code because there is no concomitant property distribution to any Holders of shares of our Common Stock. As a result, we intend to treat the adjustment to the Conversion Rate as not causing the holders of Convertible Notes to recognize any ordinary income. It is possible, however, that the adjustment to the Conversion Rate of the Convertible Notes, to the extent of the value thereof, would be deemed a fee for the Holders’ consent to the Proposed Amendments and Waiver.

Deemed Exchange. The tax treatment of a U.S. Holder (whose Notes, as mentioned above, have not been accelerated) will depend upon whether, for U.S. federal income tax purposes, the adoption of the Proposed Amendments and Waiver and either the receipt of the Consent Fees or adjustment of the Conversion Rate constitutes a “significant modification” to the Notes and, if so, whether the resulting deemed exchange of the Notes for new notes (the “Deemed Exchange”) constitutes a tax-free recapitalization. If neither the Proposed Amendments and Waiver nor the Consent Fees results in a significant modification with respect to the Notes, such events will not constitute taxable events and the new notes will be treated as a mere continuation of the Notes for U.S. federal income tax purposes. In that event, a U.S. Holder will not recognize any gain or loss for U.S. federal income tax purposes,

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although the U.S. Holder likely will recognize ordinary income (as discussed above), and such holder will continue to have the same tax basis and holding period in the Notes.

Tax regulations specifically address whether or not the modifications to the terms of a debt instrument will result in a deemed exchange of that debt instrument for U.S. federal income tax purposes. Generally, the modification of the terms of a debt instrument will be treated as a deemed exchange of an old debt instrument for a new debt instrument if such modification is a significant modification. Under applicable Treasury regulations, the modification of a debt instrument generally is a significant modification only if, among other things, based on all the facts and circumstances and taking into account certain modifications of the debt instrument collectively, the modification effects an alteration of the legal rights and obligations under such instruments in a manner that is “economically significant”. The regulations provide specific rules regarding whether either or both (i) changes in yield and (ii) deletion or alteration of accounting or financial covenants of or with respect to a debt instrument will be a significant modification. The regulations do not provide specific guidance regarding whether an adjustment to the Conversion Rate or a permanent waiver similar to the Proposed Waiver will be a significant modification.

A change in the yield of a debt instrument is a significant modification under the regulations if the yield of the modified instrument (determined by taking into account any payments made to the holder as consideration of the modification) varies from the yield on the unmodified instrument (determined as of the date of the modification) by more than the greater of 25 basis points or five percent of the annual yield of the unmodified instrument. The regulations also provide that a modification of a debt instrument that adds, deletes or alters customary accounting or financial covenants is not a significant modification.

The Proposed Amendments of the Notes themselves should be viewed as merely altering or deleting customary accounting or financial covenants. United Rentals further believes that the Proposed Waiver should not be viewed as a significant modification under the regulations. As to the Consent Fees, United Rentals believes that their receipt should not change the yield of the Nonconvertible Notes (except possibly with respect to the 2012 Notes) by an amount that which would be treated as a significant modification under the regulations. Accordingly, the adoption of the Proposed Amendments and Waiver and the receipt of the Consent Fees should not constitute a significant modification of the Nonconvertible Notes under the regulations. As a result, a U.S. Holder of Nonconvertible Notes should recognize income only to the extent of the Consent Fees received. No assurances are being provided in regard to the foregoing statements and U.S. Holders should consult their own tax advisors to make this determination.

A change in the Conversion Rate of the Convertible Notes may be a “significant modification” if such change alters the legal rights and obligations under such notes in a manner that is “economically significant” (i.e., it significantly affects value). The best way to make this determination would be to analyze the increase, if any, in the value of the Convertible Notes after the adoption of the Proposed Amendments and Waiver and the adjustment of the Conversion Rate. Due to the inability to accurately project such change in value, for purposes of this Statement we have assumed that the change in Conversion Rate will be a significant modification of the Convertible Notes. However, the consequences of this determination to Holders of Convertible Notes are likely not to be materially different had no significant modification occurred (see Possible Recapitalization, below).

If the adoption of the Proposed Amendments and Waiver and the receipt of the Consent Fees or adjustment to the Conversion Rate constitutes a significant modification of the Notes, such events would result in a Deemed Exchange and, unless the Deemed Exchanged constitutes a recapitalization, would be a taxable event for U.S. federal income tax purposes. Were such Deemed Exchange a taxable event, then a U.S. Holder retaining Notes would recognize taxable gain or loss equal to the difference (if any) between the amount realized (discussed below) as a result of the Deemed Exchange and such holder’s adjusted tax basis in such notes deemed to have been exchanged therefor. A U.S. Holder’s adjusted tax basis for a Note generally would be equal to the cost of the Note to such U.S. Holder, increased by the amount of any interest accrued on the Notes but not yet included in such holder’s gross income through

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the date of the Deemed Exchange and decreased by the amount of any payments thereof actually made on the Notes. Assuming that the Consent Fees are payments for the U.S. Holder’s consent, the amount realized by a U.S. Holder of Nonconvertible Notes in the Deemed Exchange would be the fair market value of the new notes exchanged therefor; otherwise, the amount realized might include the Consent Fees or the Consent Fees might be treated as a reduction of the issue price of the new notes thereby creating original issue discount to be amortized by the holder. In the case of the Convertible Notes, were the adjustment to the Conversion Rate a payment for the U.S. Holders’ consent, the amount realized in the Deemed Exchange would be the fair market value of the new notes exchanged therefor, less the fair market value of the payment for the consent.

In general, any gain recognized by a U.S. Holder upon a Deemed Exchange would be capital gain, long-term if the U.S. Holder held the Notes for more than one year at the time of the Deemed Exchange. Under certain circumstances, all or part of any loss recognized may be a capital loss, the deductibility of which would be subject to limitations. A U.S. Holder’s adjusted tax basis in the new notes would equal the amount realized by such holder for purposes of determining gain or loss, and such holder would have a new holding period in such notes commencing on the day after the Deemed Exchange.

Possible Recapitalization

Whether the Deemed Exchange would constitute a tax-free recapitalization would depend on, among other things, whether the Notes and the new notes constitute “securities” (within the meaning of Section 354 of the Code). The term “security” is not defined in the Code or the Treasury regulations. Under applicable administrative pronouncements and judicial decisions, as a general matter, the determination of whether a debt instrument is a security depends on the terms, conditions and other facts and circumstances relating to the instrument and, consequently, is inherently uncertain. Generally, debt instruments with a maturity less than five years from the date of issuance do not constitute securities, whereas debt instruments with a maturity of ten years or more do constitute securities. A debt instrument with an original term of more than five years from the date of issuance but less than ten years may qualify as a security. In addition, the IRS has recently ruled that where the original debt instrument qualified as a security, a new debt instrument received in an exchange for that original debt instrument may, under certain circumstances, be treated as a security even if the remaining term of the new debt instrument is less than five years. While the 2013 Notes, the 2014 Notes and the Convertible Notes should be treated as securities, it is not clear whether the 2012 Notes, or the new notes deemed to be exchanged therefor, would be treated as “securities” for purposes of Section 354 of the Code. Under tax-free recapitalization treatment, a U.S. Holder would not recognize gain or loss and only the holders of Nonconvertible Notes would recognize income, and then only to the extent of the Consent Fees received.

In light of the complexity of the applicable rules, U.S. Holders are encouraged to consult their tax advisors regarding the risk that adoption of the Proposed Amendments and Waiver constitutes a significant modification for U.S. federal income tax purposes, the tax consequences to them if the Proposed Amendments and Waiver are so treated, the characterization of the original Notes and new notes as securities for tax purposes, and the tax consequences of continuing to hold Notes after the adoption of the Proposed Amendments and Waiver (including the specific consequences in the event of a subsequent redemption of the Notes).

Non-U.S. Holders

Although it is not entirely clear that withholding of U.S. federal income tax is applicable to the payment of the Consent Fees to a Non-U.S. Holder, we intend to withhold such tax from any Consent Fees paid to a Non-U.S. Holder at a rate of 30%, unless the Non-U.S. Holder provides to the applicable withholding agent a properly executed (a) IRS Form W-8BEN (or a permissible substitute) claiming an exemption from (or reduction in) withholding under the benefit of an applicable income tax treaty or (b) IRS Form W-8ECI stating that the Consent Fees are not subject to withholding tax because they are

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effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States. Non-U.S. Holders should consult their tax advisors regarding the availability of a refund of any tax withheld.

Information Reporting and Backup Withholding

In general, the receipt of the Consent Fees by U.S. Holders will be subject to the backup withholding and information reporting rules, although such rules will not apply to payments made to a Non-U.S. Holder pursuant to the Solicitation if certain conditions are met.

Under U.S. federal income tax law, to avoid backup withholding, a U.S. Holder whose receives the Consent Fees (other than certain exempt recipients, such as corporations) is required to provide such U.S. Holder's correct taxpayer identification number (“TIN”) on IRS Form W-9 (or suitable substitute form), certifying that it is not subject to backup withholding, and otherwise comply with applicable requirements of the backup withholding rules. If the U.S. Holder is an individual, the TIN is his or her social security number. If the U.S. Holder does not provide a correct TIN, the U.S. Holder may be subject to penalties imposed by the IRS, and payments that are made to such U.S. Holder may be subject to backup withholding. Certain U.S. Holders (including, among others, corporations) are not subject to these backup withholding requirements but may be required to provide evidence of their exemption from backup withholding. If backup withholding applies, we are required to withhold 28% of any payment made to a U.S. Holder.

A Non-U.S. Holder will not be subject to backup withholding and information reporting if, among other conditions, such Non-U.S. Holder certifies as to its non-U.S. status under penalties of perjury or otherwise establishes an exemption, provided that neither we nor our withholding agent has actual knowledge, or reason to know, that the Non-U.S. Holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. A Non-U.S. Holder generally may establish such an exemption by providing a properly executed IRS Form W-8BEN or IRS Form W-8ECI to the withholding agent.

Backup withholding is not an additional tax; any amounts so withheld may be credited against the U.S. federal income tax liability of the Holder subject to the withholding. If backup withholding results in an overpayment of U.S. federal income taxes, a refund or credit may be obtained from the IRS provided the required information is furnished in a timely manner.

Each Holder should consult its own tax advisor with regard to the Proposed Amendments and Waiver, the receipt of the Consent Fees and the application of U.S. federal income tax laws, as well as the laws of any state, local or foreign taxing jurisdictions, to its particular situation.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC’s web site at www.sec.gov. As described above, we have not yet filed our Annual Report on Form 10-K for our fiscal year ended December 31, 2004, or any Quarterly Reports on Form 10-Q for any subsequent periods. See “Risk Factors.”

The following documents that we have filed with the SEC are incorporated in this Statement by reference: Current Reports on Form 8-K filed with the SEC on August 30, 2004, December 28, 2004, March 8, 2005, March 14, 2005, March 16, 2005, March 24, 2005, March 29, 2005, May 4, 2005, June 6,

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2005, June 7, 2005, June 21, 2005, June 24, 2005, July 15, 2005, August 9, 2005, August 16, 2005, August 31, 2005 and September 2, 2005.

We specifically do not incorporate into this Statement any of our historical financial statements and related financial information.

All documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of Exchange Act after the date of this Statement and prior to the Expiration Date will be incorporated by reference and be a part of this Statement from their respective filing dates (excluding any information furnished under either Item 2.02 or Item 7.01 (including related exhibits furnished under Item 9.01) of any Current Report on Form 8-K). Any statement contained in a document incorporated by reference in this Statement may only be accurate as of its date and, in any event, shall be deemed to be modified or superseded for purposes of this Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference in this Statement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Statement.

You may request a copy of these filings, at no cost, by writing or telephoning:

United Rentals (North America), Inc.

Five Greenwich Office Park

Greenwich, Connecticut 06830

Telephone: (203) 622-3131

Attention: Treasurer

You should rely only on the information provided in this Statement and in our filings under the Exchange Act incorporated herein by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this Statement is accurate as of any date other than that on the front cover of this Statement.

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UNITED RENTALS (NORTH AMERICA), INC.

SOLICITATION OF CONSENT TO INDENTURE AMENDMENTS AND

WAIVER OF DEFAULTS

In order to give the Consent, a Holder should mail, hand deliver, send by overnight courier or by facsimile or electronic transmission (in each case, confirmed by physical delivery) a properly completed and duly executed Consent Form, and any other required document, to the Information Agent at its address, facsimile number or email address set forth below. Any questions or requests for assistance or for additional copies of this Statement or related documents may be directed to the Information Agent at one of its telephone numbers set forth below. A Holder (or a beneficial owner that is not a Holder) may also contact the Solicitation Agent or the Information Agent at their respective telephone numbers set forth below or its broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Solicitation.

The Solicitation Agent for the Solicitation is:

CREDIT SUISSE FIRST BOSTON LLC

Eleven Madison Avenue

New York, New York, 10010

U.S. Toll Free: 1 (800) 820-1653

Call Collect: 1 (212) 325-7596

Attn: Liability Management Group

The Information Agent for the Solicitation is:

MACKENZIE PARTNERS, INC.

105 Madison Avenue

New York, New York 10016

(212) 929-5500 (Call Collect)

or

Call Toll-Free (800) 322-2885

Facsimile: (212) 929-0308

Email: proxy@mackenziepartners.com

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